THE BEAR STEARNS COMPANIES INC.
                                 IncomeNotes(SM)
            With Maturities of Nine Months or More from Date of Issue

Registration No. 333-109793
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 51
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)
Trade Date: December 13, 2004
Issue Date: December 16, 2004
The date of this Pricing Supplement is December 13, 2004

Fixed Rate Notes
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                                                                                                                            Interest
                                                                      Price to    Discounts &                               Payment
     CUSIP#                Interest Rate              Maturity Date    Public     Commissions   Reallowance     Dealer     Frequency
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
   07387EGR2                   5.60%                   12/15/2029     100.00%        2.50%         0.350%       98.00%        Semi
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


                                               Subject to Redemption
                                               ---------------------
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                  First Interest                                                                           Aggregate
 First Interest      Payment       Survivor's                                                              Principal
  Payment Date        Amount         Option    Yes/No               Date and Terms of Redemption             Amount     Net Proceeds
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
    6/15/2005         $27.84          Yes       Yes      Commencing on 12/15/2009 and on the 15th of each   $1,315,000    $1,282,125
                                                         month thereafter until Maturity, the Notes may be
                                                         called in whole at par at the option of the
                                                         Company on ten calendar days notice.
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

                                       ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.